EXHIBIT 23H2


                                   SCHEDULE A
                       (AS AMENDED [______________], 2001)

The Administration Agreement shall be applicable to the following series of the
Trust:

Cadre Liquid Asset Fund - U.S. Government Series
Cadre Liquid Asset Fund - Money Market Series
Cadre Affinity Fund - U.S. Government Series
Cadre Affinity Fund - Money Market Series
Cadre Reserve Fund - U.S. Government Series
Cadre Reserve Fund - Money Market Series
U.S. Government Money Market Portfolio
Money Market Portfolio
CMG Advisor Series
CMG Institutional Series


Agreed to and accepted:

CADRE INSTITUTIONAL INVESTORS TRUST


By:___________________________
Name:_________________________
Title:_________________________
Date:__________________________

CADRE FINANCIAL SERVICES, INC.


By:___________________________
Name:_________________________
Title:_________________________
Date:__________________________





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                                   SCHEDULE B
                       (AS AMENDED [______________], 2001)


                  FEE SCHEDULE FOR FUND ADMINISTRATION SERVICES



Administration Charges*

All Funds Covered By This Agreement Other Than Cadre Reserve Fund - U.S. Government Series; Cadre Reserve Fund - Money Market Series; CMG Advisor Series; and CMG Institutional Series

--------------------------------------------------------------

First $250 million of Fund's average daily net assets 19 basis points per annum Next $750 million of Fund's average daily net assets 16.5 basis points per annum Over $1 billion of Fund's average daily net assets 14 basis points per annum

Cadre Reserve Fund - U.S. Government Series
Cadre Reserve Fund - Money Market Series
CMG Advisor Series
CMG Institutional Series

--------------------------------------------------------------

First $250 million of Fund's average daily net assets 10 basis points per annum Next $750 million of Fund's average daily net assets 7.5 basis points per annum Over $1 billion of Fund's average daily net assets 5 basis points per annum

         *Based on average daily net assets of the applicable Fund.


Expense Limitation Agreement
------------------------------------
         CF agrees to pay or to absorb the operating expenses of each Fund that receives services pursuant to this Agreement (including any fees or expense reimbursements payable to CF or any affiliate of CF pursuant to this Agreement or any other agreement, but excluding interest, taxes, brokerage commissions, litigation expenses and extraordinary expenses of each Fund) ("Operating Expenses"), and including a Fund's share of the Operating Expenses of any series of the Trust in which the Fund invests substantially all of its assets, which exceed in the aggregate the following per annum rates as a percentage of a Fund's average daily net assets (the "Expense Limitation"):






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

         NAME OF FUND                                         EXPENSE LIMITATION
                                                 (% OF FUND'S AVERAGE DAILY NET ASSETS)
                                                 --------------------------------------


Cadre Liquid Asset Fund - U.S. Government Series                  0.65%
Cadre Liquid Asset Fund - Money Market Series                     0.67%
Cadre Affinity Fund - U.S. Government Series                      0.75%
Cadre Affinity Fund - Money Market Series                         0.57%
Cadre Reserve Fund - U.S. Government Series                       0.20%
Cadre Reserve Fund - Money Market Series                          0.22%
U.S. Government Money Market Porfolio                             0.65%
Money Market Portfolio                                            0.67%
CMG Advisor Series                                                0.80%
CMG Institutional Series                                          0.35%


         The Expense Limitation will remain in effect as to each Fund unless and until the Board of Trustees of the Trust approves its modification or termination; provided, however, that the Expense Limitation will terminate as to a Fund in the event that any agreement now in effect between the Trust on behalf of such Fund and CF (or any affiliate of CF) (including for this purpose any agreement between the Trust, on behalf of any series of the Trust in which such Fund invests substantially all of its assets, and CF or any affiliate of CF) is terminated by the Trust without the consent of CF or the CF affiliate that is a party to such agreement.


Excess Expense Reimbursement Agreement
--------------------------------------

       The Trust, on behalf of each Fund subject to the Expense Limitation, agrees to carry forward, and to reimburse CF out of the assets belonging to such Fund for, any Operating Expenses of such Fund in excess of the Expense Limitation that are paid or assumed by CF pursuant to the agreement set forth in the paragraph above, regardless of the year in which such excess expenses were incurred. Such reimbursement will be made as promptly as possible, and to the maximum extent permissible, without causing the Operating Expenses of the applicable Fund for any year to exceed the Expense Limitation. This agreement of the Trust to reimburse CF for excess expenses of any Fund paid or absorbed by CF shall terminate in the event CF or any affiliate of CF terminates any agreement now in effect between the Trust on behalf of such Fund and CF (or any affiliate of CF) (including for this purpose any agreement between the Trust, on

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behalf of any series in which such Fund invests substantially all of its assets, and CF or any affiliate of CF) without the consent of the Trust


Agreed to and accepted:

CADRE INSTITUTIONAL INVESTORS TRUST


By:      ____________________
Name:    WILLIAM T. SULLIVAN, JR.
         ------------------------
Title:   CHAIRMAN
Date:    ___________

CADRE FINANCIAL SERVICES, INC.


By:      ___________________
Name:    FRANCIS X. SULLIVAN
Title:   PRESIDENT
Date:    ________________







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